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                                                                    EXHIBIT (21)

                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARIES OF THE COMPANY:

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
                                        PLACE OF                   PERCENT OF VOTING SECURITIES
NAMES OF SUBSIDIARY                   INCORPORATION                   OWNED BY REGISTRANT
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
Beagen Street Corporation             Delaware                               100
Flagg Bros. of Puerto Rico, Inc.      Delaware                               100
GCO Properties, Inc.                  Tennessee                              100
Genesco Brands, Inc.                  Delaware                               100
Genesco Global, Inc.                  Delaware                               100
Genesco Merger Company Inc.           Tennessee                              100
Genesco Netherlands BV                Netherlands                            100
Genesco Virgin Islands                Virgin Islands                         100
Genesco World Apparel, Ltd.           Delaware                               100
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